Exhibit 99.5

EV Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Financial Information

On October 1, 2015, EV Energy Partners, L.P. (“we,” “our,” or “us”) closed on the acquisitions of

Belden & Blake Corporation (“Belden”) and oil and natural gas properties in the Appalachian Basin, the San Juan Basin and the Austin Chalk (the “Acquired Properties”) from certain institutional partnerships managed by EnerVest, Ltd. for a combined cash consideration of $259.0 million.

The following unaudited pro forma condensed consolidated financial information is derived from our historical consolidated financial statements. With the sale of our membership interests in our midstream investments in October 2014 and June 2015, we no longer operate in the midstream segment, and we have reclassified our historical unaudited condensed consolidated statements of operations for all periods presented to reflect the operations of our midstream segment as discontinued operations. Accordingly, in our historical unaudited condensed consolidated statements of operations, amounts previously included in “Equity in income of unconsolidated affiliates” and “Gain on sale of investment in unconsolidated affiliate” have been reclassified to “Income from discontinued operations.”

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 gives effect to these acquisitions as if they had occurred on September 30, 2015. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 reflect these acquisitions as if they had occurred on January 1, 2014.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our Annual Report on Form 10–K for the year ended December 31, 2014, our Quarterly Report on Form 10–Q for the quarter ended September 30, 2015, the Unaudited Consolidated Financial Statements of Belden & Blake Corporation and Subsidiaries for the nine months ended September 30, 2015 and 2014, the Unaudited Combined Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the nine months ended September 30, 2015 and 2014, the Audited Consolidated Financial Statements of Belden & Blake Corporation and Subsidiaries as of and for the year ended December 31, 2014 and the Audited Combined Statement of Revenues and Direct Operating Expenses of the Acquired Properties for the year ended December 31, 2014,

This unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the acquisitions been effected on the assumed dates, nor is it necessarily indicative of our future operating results.

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EV Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2015

(in thousands)

	Historical				Pro Forma
	Condensed		Pro Forma		Condensed
	Consolidated	Belden	Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$39,861	$8,665	$(3,122)	(a)	$45,404
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	19,488	7,899	–		27,387
Other	5,019	–	–		5,019
Derivative asset	71,406	2,711	–		74,117
Other current assets	1,108	1,128	94	(a)	4,069
			1,739	(b)
Total current assets	136,882	20,403	(1,289)		155,996

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization	1,552,097	217,382	(111,756)	(a)	1,824,126
			166,403	(b)
Other property, net of accumulated depreciation and amortization	1,087	498	(498)	(a)	1,087
Long–term derivative asset	15,323	128	–		15,451
Goodwill	–	–	45,709	(a)	65,935
			20,226	(b)
Other assets	32,839	1,342	(11,342)	(a)	8,089
			(14,750)	(b)
Total assets	$1,738,228	$239,753	$92,703		$2,070,684

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities:
Third party	$45,106	$10,487	$(333)	(a)	$55,859
			599	(b)
Related party	2,226	2,190	–		4,416
Current portion of long–term liabilities	–	110,419	(110,419)	(a)	–
Total current liabilities	47,332	123,096	(110,153)		60,275

Asset retirement obligations	98,249	33,414	2,270	(a)	168,671
			34,738	(b)
Long–term debt	499,472	–	96,832	(a)	729,472
			133,168	(b)
Deferred income taxes	–	58,315	(44,906)	(a)	13,409
Other long–term liabilities	477	569	5,113	(b)	6,159

Commitments and contingencies

Owners equity	1,092,698	24,359	(24,359)	(b)	1,092,698
Total liabilities and owners’ equity	$1,738,228	$239,753	$92,703		$2,070,684

See accompanying notes to unaudited pro forma condensed consolidated financial information.

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EV Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2015

(in thousands, except per unit data)

	Historical					Pro Forma
	Condensed		Acquired	Pro Forma		Condensed
	Consolidated	Belden	Properties	Adjustments		Consolidated

Revenues:
Oil, natural gas and natural gas liquids revenues	$127,734	$22,877	$32,973	$–		$183,584
Transportation and marketing–related revenues	2,285	1,415	–	–		3,700
Total revenues	130,019	24,292	32,973	–		187,284

Operating costs and expenses:
Lease operating expenses	69,833	13,155	16,835	–		99,823
Cost of purchased natural gas	1,588	654	–	–		2,242
Dry hole and exploration costs	1,720	131	–	–		1,851
Production taxes	4,708	431	2,651	–		7,790
Accretion expense	3,548	1,308	–	1,927	(c)	6,783
Depreciation, depletion and amortization	74,718	13,094	–	1,631	(d)	89,443
General and administrative expenses	28,968	2,068	–	–		31,036
Impairment of oil and natural gas properties	122,244	123,952	–	–		246,196
Gain on sales of oil and natural gas properties	(531)	–	–	–		(531)
Total operating costs and expenses	306,796	154,793	19,486	3,558		484,633

Operating loss (income)	(176,777)	(130,501)	13,487	(3,558)		(297,349)

Other income (expense), net
Gain on derivatives, net	51,406	3,081	–	–		54,487
Interest expense	(38,279)	(2,916)	–	(2,077)	(e)	(43,272)
Other income, net	51	28	–	–		79
Total other income (expense), net	13,178	193	–	(2,077)		11,294

(Loss) income from continuing operations before income taxes	(163,599)	(130,308)	13,487	(5,635)		(286,055)

Income taxes	684	49,644	–	(2,467)	(f)	47,861

(Loss) income from continuing operations	(162,915)	(80,664)	13,487	(8,102)		(238,194)

Income from discontinued operations	255,512	–	–	–		255,512

Net income (loss)	$92,597	$(80,664)	$13,487	$(8,102)		$17,318

Earnings per limited partner unit:
Loss from continuing operations	$(3.29)					$(4.79)
Income from discontinued operations	$5.12					$5.12
Net income	$1.83					$0.33

Weighted average limited partner units outstanding – basic and diluted	48,846					48,846

See accompanying notes to unaudited pro forma condensed consolidated financial information.

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EV Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Months Ended December 31, 2014

(in thousands, except per unit data)

	Historical					Pro Forma
	Condensed		Acquired	Pro Forma		Condensed
	Consolidated	Belden	Properties	Adjustments		Consolidated

Revenues:
Oil, natural gas and natural gas liquids revenues	$334,729	$61,940	$83,564	$–		$480,233
Transportation and marketing–related revenues	4,676	3,513	–	–		8,189
Total revenues	339,405	65,453	83,564	–		488,422

Operating costs and expenses:
Lease operating expenses	105,781	21,260	28,001	–		155,042
Cost of purchased natural gas	3,533	2,451	–	–		5,984
Dry hole and exploration costs	6,726	1,902	–	–		8,628
Production taxes	11,976	1,112	6,891	–		19,979
Accretion expense	4,835	1,583	–	3,201	(c)	9,619
Depreciation, depletion and amortization	106,073	22,466	–	(1,324)	(d)	127,215
General and administrative expenses	44,955	5,737	–	–		50,692
Impairment of oil and natural gas properties	113,968	14,416	–	–		128,384
Gain on sales of oil and natural gas properties	(33,319)	–	–	–		(33,319)
Total operating costs and expenses	364,528	70,927	34,892	1,877		472,224

Operating loss (income)	(25,123)	(5,474)	48,672	(1,877)		16,198

Other income (expense), net
Gain on derivatives, net	99,720	3,268	–	–		102,988
Interest expense	(52,578)	(4,239)	–	(3,935)	(e)	(60,752)
Other income, net	702	26	–	–		728
Total other income (expense), net	47,844	(945)	–	(3,935)		42,964

Income (loss) from continuing operations before income taxes	22,721	(6,419)	48,672	(5,812)		59,162

Income taxes	(476)	(2,459)	–	(5,001)	(f)	(7,936)

Income (loss) from continuing operations	22,245	(8,878)	48,672	(10,813)		51,226

Income from discontinued operations	107,475	–	–	–		107,475

Net income (loss)	$129,720	$(8,878)	$48,672	$(10,813)		$158,701

Earnings per limited partner unit:
Income from continuing operations	$0.41					$1.00
Income from discontinued operations	$2.17					$2.17
Net income	$2.58					$3.17

Weighted average limited partner units outstanding – basic and diluted	48,563					48,563

See accompanying notes to unaudited pro forma condensed consolidated financial information.

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EV Energy Partners, L.P.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1.	PRO FORMA ADJUSTMENTS

(a)	To record the purchase price allocation for Belden. The acquisition cost was $111.1 million, which was funded with $96.8 million in borrowings under our credit facility and $14.3 million in cash. Of the $14.3 million in cash, $11.2 million was the deposit made in September 2015, which is included in “Other assets” in the unaudited pro forma condensed consolidated balance sheet. The sellers of Belden received $1.7 million in cash and we repaid the $109.4 million in borrowings outstanding under Belden’s credit facility.

(b)	To record the acquisition of the Acquired Properties for $147.9 million. The acquisition was funded with $133.2 million in borrowings under our credit facility and $14.7 million in cash, which was the deposit made in September 2015. The deposit is included in “Other assets” in the unaudited pro forma condensed consolidated balance sheet.

(c)	To record incremental accretion expense for the asset retirement obligations for the Acquired Properties and the change in the value of the Belden asset retirement obligations as a result of the purchase price allocation. In addition, accretion expense also includes the accretion of the obligation to deliver natural gas under volumetric production payment agreements that expire in December 2016.

(d)	To record the change in depreciation, depletion and amortization related to the oil and natural gas properties for the Acquired Properties and the change in the value of the Belden oil and natural gas properties as a result of the purchase price allocation.

(e)	To record incremental interest expense related to the $230.0 million in borrowings under our credit facility used to fund the acquisitions and pay off borrowings outstanding under Belden’s credit facility.

(f)	To record the change in income taxes related to the effects of the statement of operations pro forma adjustments for Belden.

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